                                   EXHIBIT 7

Legal Title of Bank:            Bank One, NA                         Call Date: 12/31/99  ST-BK:  17-1630 FFIEC 031
Address:                        1 Bank One Plaza, Ste 0303                                                Page RC-1
City, State Zip:                Chicago, IL 60670
FDIC Certificate No.:           0/3/6/1/8
                                ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                             Dollar Amounts in thousands    C400
                                                                                                                         -----------
                                                                                             RCFD    BIL MIL THOU
                                                                                             ----    ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                                  RCFD
                                                                                             ----
     a. Noninterest-bearing balances and currency and coin(1)....................            0081      5,055,227               1.a
     b. Interest-bearing balances(2).............................................            0071      6,267,008               1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)................            1754              0               2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).............            1773     10,171,065               2.b
3.   Federal funds sold and securities purchased under agreements to
     resell......................................................................            1350      9,133,306               3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule..................            RCFD
                                                                                             ----
     RC-C).......................................................................            2122     54,113,895               4.a
     b. LESS: Allowance for loan and lease losses................................            3123        485,672               4.b
     c. LESS: Allocated transfer risk reserve....................................            3128              0               4.c
     d. Loans and leases, net of unearned income, allowance, and.................            RCFD
                                                                                             ----
        reserve (item 4.a minus 4.b and 4.c).....................................            2125     53,628,223               4.d
5.   Trading assets (from Schedule RD-D).........................................            3545      5,625,628               5.
6.   Premises and fixed assets (including capitalized leases)....................            2145        728,892               6.
7.   Other real estate owned (from Schedule RC-M)................................            2150          2,661               7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)..............................................            2130        225,055               8.
9.   Customers' liability to this bank on acceptances outstanding................            2155        318,645               9.
10.  Intangible assets (from Schedule RC-M)......................................            2143        222,903               10.
11.  Other assets (from Schedule RC-F)...........................................            2160      2,515,075               11.
12.  Total assets (sum of items 1 through 11)....................................            2170     93,893,688               12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


          Legal Title of Bank:            Bank One, NA                   Call Date:  12/31/99 ST-BK:  17-1630 FFIEC 031
          Address:                        1 Bank One Plaza, Ste 0303                                          Page RC-2
          City, State Zip:                Chicago, IL 60670
          FDIC Certificate No.:           0/3/6/1/8
                                          ---------

          Schedule RC-Continued

                                                                                                             Dollar Amounts in
                                                                                                                Thousands
                                                                                                                ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C....................         RCON
                                                                                          ----
        from Schedule RC-E, part (1).............................................         2200           26,310,375        13.a
        (1) Noninterest-bearing(1)...............................................         6631           11,553,564        13.a1
        (2) Interest-bearing.....................................................         6636           14,756,811        13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and.................         RCFN
                                                                                          ----
        IBFs (from Schedule RC-E, part II).......................................         2200           28,917,958        13.b
        (1) Noninterest bearing..................................................         6631              623,837        13.b1
        (2) Interest-bearing.....................................................         6636           28,294,121        13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:..............................................................         RCFD 2800       9,453,894        14
15.  a. Demand notes issued to the U.S. Treasury.................................         RCON 2840       1,263,434        15.a
     b. Trading Liabilities(from Schedule RC-D)..................................         RCFD 3548       3,262,946        15.b

16.  Other borrowed money:.......................................................         RCFD
                                                                                          ----
     a. With original maturity of one year or less...............................         2332           12,462,976        16.a
     b. With original  maturity of more than one year............................         A547            1,049,525        16.b
     c. With original maturity of more than three years..........................         A548              477,923        16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.....................         2920              318,645        18.
19.  Subordinated notes and debentures...........................................         3200            3,250,000        19.
20.  Other liabilities (from Schedule RC-G)......................................         2930            1,377,838        20.
21.  Total liabilities (sum of items 13 through 20)..............................         2948           88,145,514        21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............................         3838                    0        23.
24.  Common stock................................................................         3230              200,858        24.
25.  Surplus (exclude all surplus related to preferred stock)....................         3839            3,660,673        25.
26.  a. Undivided profits and capital reserves...................................         3632            2,057,661        26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities...............................................................         8434             (170,996)       26.b
     c. Accumulated net gains (losses) on cash flow hedges.......................         4336                    0        26.c
27.  Cumulative foreign currency translation adjustments.........................         3284                (  22)       27.
28.  Total equity capital (sum of items 23 through 27)...........................         3210            5,748,174        28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).......................................         3300           93,893,688        29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most
                                                                                                                 --------
     comprehensive level of auditing work performed for the bank by independent Number external                            Number
     auditors as of any date during 1996.........................................................RCFD 6724 ......  N/A     M.I.
                                                                                                                 --------
1 =  Independent audit of the bank conducted in accordance          4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company         5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which          6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                               7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.